UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2012

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On November 23, 2012, the Santander Holdings USA, Inc. (the “Company”), a wholly owned subsidiary of Banco Santander, S.A. (“Santander”) entered into a settlement agreement (the “Settlement Agreement”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Company’s indenture, dated September 1, 1999, as amended and supplemented (the “Indenture”), with respect to the 4.375% Contingent Convertible Trust Preferred Income Equity Redeemable Securities, liquidation amount $50.00 per security (the “Trust PIERS”)(CUSIP No. 846048205) issued by Sovereign Capital Trust IV.  The Settlement fully and finally resolves all disputes between the Trustee and the Company with respect to the complaint filed by the Trustee against the Company in the U.S. District Court for the Southern District of New York (the “Court”), captioned The Bank of New York Mellon Trust Company, N.A. v. Santander Holdings USA, Inc., No. 10 Civ. 9420 (RMB) (JCF) (S.D.N.Y.) (the “Complaint”).  The Complaint asserted that the acquisition of Sovereign Bancorp, Inc., to which the Company is the successor-in-interest, (the “Acquisition”) by Santander on January 31, 2009, constituted a “Change of Control” under the Indenture.

The Settlement Agreement (i) acknowledges that a “Change of Control” is deemed to have occurred under the Indenture as a result of the Acquisition, (ii) provides that the annual rate of interest on the Securities in respect of all distributions having a record date after November 15, 2012 shall be reset to 12.835%, (iii) requires that the Company conduct a tender offer to purchase any all of the outstanding Trust PIERS, at a purchase price of $78.95 per $50.00 of liquidation amount of Trust PIERS and (iv) provides that the Company may redeem the Securities under Section 4(e)(i)(B) of the Indenture at any time on or after January 30, 2014.  The Settlement Agreement also requires the Company to make additional offers to purchase the Trust PIERS within ten (10) trading days of each quarterly distribution on the Trust PIERS after the Final Settlement Date until such time as no Trust PIERS remain outstanding.  The price offered in such additional offers will be equal to $78.95 per $50.00 of liquidation amount of PIERS, minus  the per share aggregate amount of any distributions made after the completion of any tender offers preceding such additional offer.

The Settlement Agreement requires the Trustee to file a stipulation with the Court to dismiss the Complaint within three trading days of the later of (i) the Company’s payment of fees due to the Trustee, including attorneys’ fees, in connection with the Settlement and (ii) the final settlement date of the initial tender offer for the Trust PIERS, described in clause (iii) of the paragraph above.  The Settlement Agreement also includes a full release by each party in favor of the other party, for the benefit of such other party and their respective members, partners, managers, agents, advisors, officers, directors, employees, parents, subsidiaries, successors, affiliates, predecessors, assigns, attorneys and insurers.  The Trustee has also agreed pursuant to the Settlement Agreement that all future claims for breach of Section 2.04(h) of the Third Supplemental Indenture or Section 2(g) of Annex I of the Declaration relating to the January 30, 2009 Change of Control are settled and released.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 8.01  Other Events.

On November 26, 2012, the Company announced an offer to purchase for cash any and all of its outstanding Trust PIERS (the “Tender Offer”), pursuant to the terms of the Settlement Agreement described in Item 1.01 of this Current Report on Form 8-K.

The Tender Offer will expire at 11:59 p.m. (New York City time) on December 26, 2012, unless the Tender Offer is earlier terminated or extended (as may be extended, the “Expiration Time”).  The Tender Offer is being made exclusively to holders of the Trust PIERS pursuant to an offer to purchase dated November 26, 2012 and a related letter of transmittal dated November 26, 2012, which sets forth the terms and conditions of the tender offer.  Tendered Trust PIERS may be validly withdrawn at or before 5:00 p.m. (New York City time) on November 29, 2012 (as may be extended, the “Withdrawal Deadline”), but not thereafter, except as may be required by law.  Holders who validly tender their Trust PIERS on or before the Expiration Time, who do not withdraw their Trust PIERS prior to the Withdrawal Deadline, and whose Trust PIERS are accepted for purchase by the Company, will receive $78.95 per $50.00 liquidation amount of Trust PIERS tendered.

The Company expects to accept for purchase all Trust PIERS tendered (and not validly withdrawn on or prior to the Withdrawal Deadline) on or before 5:00 p.m. on each Thursday prior to the Expiration Time (each such date, a “Weekly Tender Time”) promptly following the applicable Weekly Tender Time, subject to the terms and conditions described in the Offer to Purchase.  The Company expects to accept for purchase all Trust PIERS tendered on or after the last Weekly Tender Time and on or before the Expiration Time promptly following the Expiration Time, subject to the terms and conditions described in the Offer to Purchase.  Settlement of Trust PIERS accepted for purchase is expected to occur no later than the second business day following acceptance.

If the Company were to acquire all of the outstanding Trust PIERS pursuant to the Tender Offer, the Company expects that the maximum incremental impact on results of operations for the quarter ended December 31, 2012, would be a charge of approximately $54 million (after adjusting for the effect of taxes).

  This Current Report on Form 8-K is neither an offer to purchase nor a solicitation to buy any of the Trust PIERS, nor is it a solicitation for acceptance of the Tender Offer. The Company is making the tender offer only by, and pursuant to the terms of, the Offer to Purchase and the Letter of Transmittal.  The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  None of the Company or its affiliates, the tender agent or the information agent is making any recommendation as to whether or not holders should tender their Trust PIERS in connection with the Tender Offer.

A copy of the press release announcing the launch of the Tender Offer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

  (d) Exhibits

Exhibit No.	Description
99.1	Press release of Santander Holdings USA, Inc., dated November 26, 2012, announcing the commencement of a tender offer for any and all outstanding Trust PIERS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: November 26, 2012	By: /s/ Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Santander Holdings USA, Inc., dated November 26, 2012, announcing the commencement of a tender offer for any and all outstanding Trust PIERS.

Exhibit 99.1